 Exhibit 10.1

EQUITY TOKEN PURCHASE AGREEMENT

This Equity Token Purchase Agreement (this “Agreement”) is dated December 19, 2017, by and between Chimes Broadcasting, Inc., a Delaware corporation (“Chimes”) and Blockchain Industries, Inc, a Nevada Corporation (“Purchaser”).

RECITALS

WHEREAS, Chimes is a Delaware corporation engaged in the business of creating a blockchain based music database and service (“Chimes Network” or the “Project”);

WHEREAS, Chimes plans to create and distribute and ERC-20 compatible utility token for use on the Chimes Network as well as equity tokens (the “Equity Tokens”) which shall have the rights and preferences of the Chimes Series T Equity Tokens; and

WHEREAS, Chimes desires to sell, and Purchaser desires to purchase a certain number of the Equity Tokens on the terms and subject to the conditions set forth herein;

NOW THEREFORE, in consideration of the foregoing, the covenants set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

AGREEMENT

1. Issuance of the Equity Tokens. Subject to the terms and conditions of this Agreement, Chimes hereby issues to Purchaser and Purchaser hereby receives from Chimes, 250,000 Equity Tokens (the “Purchased Tokens”) in exchange for an aggregate purchase price of $200,000 ($.80 per token) (collectively, the “Purchase Price”). Chimes acknowledges that the Purchase Price constitutes full and adequate consideration for the Equity Tokens.

2. Restrictions on Transfer. The Equity Tokens are “restricted securities” and may not be transferred except in accordance with applicable laws and the Certificate of Incorporation, as amended.

3. Seller’s Representations and Warranties. (i) Chimes is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) Chimes has the absolute and unrestricted right, power and authority to execute, deliver and perform its obligations under this Agreement and any other document, agreement or instrument entered into in connection with this Agreement, (iii) the execution, delivery and performance of this Agreement by Chimes and consummation of the transactions contemplated hereby by Chimes have been duly authorized by all necessary action on the part of Chimes and no other act on the part of or on behalf of Chimes or the shareholders of Chimes is necessary to approve the execution and delivery of this Agreement and performance by Chimes of its obligations hereunder, (iv) the board of directors of Chimes has, by unanimous written consent, adopted resolutions approving this Agreement transactions contemplated hereby and thereby and such resolutions have not been subsequently withdrawn or modified in any respect, (v) the stockholders of Chimes have, by written consent, adopted resolutions approving this Agreement and any and all of the transactions contemplated hereby and thereby and such resolutions have not been subsequently withdrawn or modified in any respect. and (vi) this Agreement has been duly executed and delivered by Chimes and, subject to the execution hereof by Purchaser, constitutes a valid and binding obligation of Chimes, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors’ rights generally, or general principles of equity.

4. Purchaser Representations and Warranties. In connection with Purchaser’s receipt of the Equity Tokens, Purchaser hereby makes the investment representations listed on Exhibit A to Chimes as of the date of this Agreement. In addition, Purchase acknowledges and agrees that the Equity Tokens are not currently ERC-20 compatible and may never be developed as a distributed ledger token.

5. Right of First Refusal. The Purchaser hereby agrees that the Equity Tokens are subject to a right of first refusal in favor of Chimes as set forth on Exhibit B.

6. Risk Factors.

(a) Ethereum Blockchain. The Ethereum blockchain is prone to periodic congestion during which transactions can be delayed or lost. Individuals may also intentionally spam the Ethereum network in an attempt to gain an advantage in purchasing cryptographic tokens. Purchaser acknowledges and understands that Ethereum block producers may not include Purchaser’s transaction when Purchaser wants or Purchaser’s transaction may not be included at all.

(b) Third Party Attacks. Transactions within the Project may be delayed or lost due to operational error or malicious attacks by third parties. Purchaser acknowledges and understands that the last-closed ledger may not include Purchaser’s transaction when Purchaser wants or expects and that Purchaser’s transaction may be excluded or discarded entirely.

(c) Ability to Transact or Resell. Purchaser may be unable to sell or otherwise transact in Equity Tokens at any time, or for the price Purchaser paid. By purchasing Equity Tokens, Purchaser acknowledges, understands and agrees that: (a) there is no guarantee or representation of liquidity for the Equity Tokens; and (b) Company is not and shall not be responsible for or liable for the market value of Equity Tokens, the transferability and/or liquidity of Equity Tokens and/or the availability of any market for Equity Tokens through third parties or otherwise.

(d) Token Security. Equity Tokens may be subject to expropriation and or/theft. Hackers or other malicious groups or organizations may attempt to interfere with the Equity Tokens in a variety of ways, including, but not limited to, malware attacks, denial of service attacks, consensus-based attacks, Sybil attacks, smurfing and spoofing. Furthermore, because the Ethereum platform rests on open source software and Equity Tokens are based on open source software, there is the risk that Ethereum smart contracts may contain intentional or unintentional bugs or weaknesses which may negatively affect the Equity Tokens or result in the loss of Purchaser’s Equity Tokens, the loss of Purchaser’s ability to access or control Purchaser’s Equity Tokens or the loss of ETH in Purchaser’s account. In the event of such a software bug or weakness, there may be no remedy and holders of Equity Tokens are not guaranteed any remedy, refund or compensation.

(e) Access to Private Keys. Equity Tokens purchased by Purchaser may be held by Purchaser in Purchaser’s digital wallet or vault, which requires a private key, or a combination of private keys, for access. Accordingly, loss of requisite private key(s) associated with Purchaser’s digital wallet or vault storing Equity Tokens will result in loss of such Equity Tokens, access to Purchaser’s Equity Token balance and/or any initial balances in blockchains created by third parties. Moreover, any third party that gains access to such private key(s), including by gaining access to login credentials of a hosted wallet or vault service Purchaser uses, may be able to misappropriate Purchaser’s Equity Tokens. Company is not responsible for any such losses.

(f) New Technology. The Project and all of the matters set forth in the White Paper are new and untested. The Project might not be capable of completion, implementation or adoption. It is possible that no blockchain utilizing the Project will ever be launched and there may never be an operational platform. Even if the Project is completed, implemented and adopted, it might not function as intended, and any tokens associated with a blockchain adopting the Project may not have functionality that is desirable or valuable. Also, technology is changing rapidly, so the Equity Tokens and the Project may become outdated.

(g) Tax Consequences. The purchase and receipt of Equity Tokens may have tax consequences for Purchaser. Purchaser is solely responsible for Purchaser’s compliance with Purchaser’s tax obligations. Purchaser explicitly bears the sole responsibility to determine whether the purchase and/or the ownership and/or use of the Token, the potential appreciation or depreciation in the value of the Token over time, the sale and purchase of the Token and/or any other action or transaction related to the Project have tax implications for Purchaser.

(h) Reliance on Third-Parties. Even if completed, the Project will rely, in whole or partly, on third parties to adopt and implement it and to continue to develop, supply, and otherwise support it.

There is no assurance or guarantee that those third parties will complete their work, properly carry out their obligations, or otherwise meet anyone’s needs, all of might have a material adverse effect on the Project.

(i) Failure to Map a Public Key to Purchaser’s Account. Failure of Purchaser to map a public key to Purchaser’s account may result in third parties being unable to recognize Purchaser’s Equity Token balance on the Ethereum blockchain.

(j) Exchange & Counterparty Risks. If Purchaser sends ETH from an exchange or an account that Purchaser does not control, Equity Tokens will be allocated to the account that has sent ETH; therefore, Purchaser may never receive or be able to recover Purchaser’s Equity Tokens. Furthermore, if Purchaser chooses to maintain or hold Equity Tokens through a cryptocurrency exchange or other third party, Purchaser’s Equity Tokens may be stolen or lost. In addition, third parties may not recognize Purchaser’s claim to any derivative tokens if and when launched by third parties according to the distribution rules set in the Project. By purchasing Equity Tokens, Purchaser acknowledges and agrees that Purchaser sends ETH through an exchange account and/or holds Equity Tokens on a cryptocurrency exchange or with another third party at Purchaser’s own and sole risk.

(k) Changes to the Project. The Project is still under development as the Company is seeking to move the Project to the block chain and Smart Contract System. The Project may undergo significant changes over time. Although Company intends for the Project to have the features and specifications set forth in the White Paper, Company may make changes to such features and specifications for any number of reasons, any of which may mean that the Chimes Network does not meet Purchaser’s expectations.

(l) Project Completion. The development of the Project may be abandoned for a number of reasons, including, but not limited to, lack of interest from the public, lack of funding, lack of commercial success or prospects, or departure of key personnel.

(m) Lack of Interest. Even if the Project is finished, launched and adopted, the ongoing success of the Project relies on the interest and participation of third parties. There can be no assurance or guarantee that there will be sufficient interest or participation in the Project.

(n) Uncertain Regulatory Framework. The regulatory status of cryptographic tokens, digital assets and blockchain technology is unclear or unsettled in many jurisdictions. It is difficult to predict how or whether governmental authorities will regulate such technologies. It is likewise difficult to predict how or whether any governmental authority may make changes to existing laws, regulations and/or rules that will affect cryptographic tokens, digital assets, blockchain technology and its applications.

7. General Provisions.

(a) Choice of Law. This Agreement shall be governed by the internal substantive laws, but not the conflict of law rules, of Delaware.

(b) Integration. This Agreement, including all exhibits hereto, represents the entire agreement between the parties with respect to the receipt of the Equity Tokens by Purchaser and supersedes and replaces any and all prior written or oral agreements regarding the subject matter of this Agreement including, but not limited to, any representations made during any interviews, relocation discussions or negotiations whether written or oral.

(c) Notices. Any notice or other communication required or permitted to be given by either party hereto pursuant to the terms of this Agreement shall be in writing and shall be deemed effectively given the earlier of (i) receipt, (ii) personal delivered, (iii) transmission by facsimile or email (with evidence of transmission by the transmitting device), (iv) one business day after being deposited with an overnight courier service or (v) four days after being deposited in the U.S. mail, first class with postage prepaid and return receipt requested, and addressed to the parties at their respective principal business or residential (as applicable) address or number or such other address or number as the party receiving such communication shall give the other party in writing.

(d) Successors. Any successor to Chimes (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of Chimes’s business or assets shall assume the rights and obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as Chimes would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term “Company” shall include any successor to Chimes’s business or assets which executes and delivers the assumption agreement described in this section or which becomes bound by the terms of this Agreement by operation of law. Subject to the restrictions on transfer set forth in this Agreement, this Agreement shall be binding upon Purchaser and his or her heirs, executors, administrators, successors and assigns.

(e) Assignment; Transfers. Except as set forth in this Agreement, this Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by Purchaser without the prior written consent of Chimes. Any attempt by Purchaser without such consent to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Except as set forth in this Agreement, any transfers in violation of any restriction upon transfer contained in any section of this Agreement shall be void, unless such restriction is waived in accordance with the terms of this Agreement.

(f) Waiver. Either party’s failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, nor prevent that party from thereafter enforcing any other provision of this Agreement. The rights granted both parties hereunder are cumulative and shall not constitute a waiver of either party’s right to assert any other legal remedy available to it. No waiver of any provision hereof shall be effective except in writing and signed by the party against which such waiver is to be enforced, and no waiver shall constitute a future waiver except as expressly provided in such waiver.

(g) Further Assurances. Purchaser shall execute any documents or instruments necessary or reasonably desirable in the view of Chimes to carry out the purposes or intent of this Agreement.

(h) Survival. Notwithstanding anything to the contrary herein, Sections 2 through 5 of this Agreement shall survive consummation of the transactions contemplated hereby.

(i) Severability. Should any provision of this Agreement be found to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable to the greatest extent permitted by law.

(j) Rights as Holder of Equity Tokens. Subject to the terms and conditions of this Agreement, Purchaser shall be subject to the provisions of the Certificate of Incorporation of Chimes (as amended, the “Certificate”) as they apply to holders of Equity Tokens thereunder, at such time as Purchaser delivers to Chimes a fully executed copy of this Agreement and full payment for the Equity Tokens.

(k) Splits, Dividends and Recapitalizations. All references to the number and Purchase Price of the Equity Tokens in this Agreement shall be adjusted to reflect any Share split, Share dividend or other change in the Equity Tokens which may be made after the date of this Agreement. If, from time to time there is (i) any interest dividend, interest split or other change in the Equity Tokens, (ii) any dividend of cash or other property on the Equity Tokens, (iii) any merger or sale of all or substantially all of the assets or other acquisition of Chimes or (iv) any conversion of the Equity Tokens into another class or series of securities, any and all new, substituted or additional securities or cash or other consideration to which Purchaser is entitled by reason of Purchaser’s ownership of the Equity Tokens shall immediately be included thereafter as “Equity Tokens” for purposes of this Agreement.

(l) Arbitration. Any and all controversies, claims or disputes with anyone (including Chimes and any employee, officer, director, stockholder or benefit plan of Chimes, in its capacity as such or otherwise) arising out of, relating to or resulting from this Agreement, including any breach of this Agreement, shall be subject to binding arbitration to be held in the State of Utah and administered by the American Arbitration Association (“AAA”) in accordance with the AAA’s rules then in effect for the resolution of commercial disputes (the “Rules”) and California law. Disputes which Purchaser agrees to arbitrate, and thereby AGREE TO WAIVE ANY RIGHT TO A TRIAL BY JURY, include any statutory claims under state or federal law, including, but not limited to, claims under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Age Discrimination in Employment Act of 1967 and the Older Workers Benefit Protection Act. This agreement to arbitrate applies to any disputes Chimes may have with Purchaser.

(m) Reliance on Counsel and Advisors. Purchaser acknowledges that he or she has had the opportunity to review this Agreement, including all attachments hereto, and the transactions contemplated by this Agreement with his or her own legal counsel, tax advisors and other advisors. Purchaser is relying solely on his or her own counsel and advisors and not on any statements or representations of Chimes or its agents for legal, tax or other advice with respect to this investment or the transactions contemplated by this Agreement. Purchaser is executing this Agreement voluntarily and without any duress or undue influence by Chimes or anyone else.

(n) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages shall be binding originals.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

COMPANY:

CHIMES BROADCASTING, INC.

By: /s/ Joseph Mohen
Name: Joseph Mohen
Title: Chief Executive Officer

PURCHASER:

BLOCKCHAIN INDUSTRIES, INC.

By: /s/ Patrick Moynihan

 Name: Patrick Moynihan
Title: CEO, Blockchain Industries Inc Date: 19 December 2017

[Signature Page to Purchase Agreement]

Exhibit A

INVESTMENT REPRESENTATION STATEMENT

1. Purchasing for Own Investment. Purchaser is purchasing the Equity Tokens solely for investment purposes, and not for further distribution. Purchaser’s entire legal and beneficial ownership interest in the Equity Tokens is being purchased and shall be held solely for Purchaser’s account, except to the extent Purchaser intends to hold the Equity Tokens jointly with Purchaser’s spouse. Purchaser is not a party to, and does not presently intend to enter into, any contract or other arrangement with any other person or entity involving the resale, transfer, grant of participation with respect to or other distribution of any of the Equity Tokens. Purchaser’s investment intent is not limited to its present intention to hold the Equity Tokens for the minimum capital gains period specified under any applicable tax law, for a deferred sale, for a specified increase or decrease in the market price of the Equity Tokens, or for any other fixed period in the future.

2. Qualified Purchaser. The Purchaser represents that it is a “Qualified Purchaser”, meaning Purchaser is either (i) an “Accredited Investor” within the meaning of Rule 501 under the Securities Act of 1933 (the “Securities Act”) in accordance with Exhibit C, (ii) a Non-US Person within the meaning of Regulation S, or (iii) a non-accredited investor and the Purchaser’s investment in the Equity Tokens is within the limitations set forth in Section 4(a)(6) of Regulation CF.

3. Ability to Protect Own Interests. Purchaser can properly evaluate the merits and risks of an investment in the Equity Tokens and can protect its own interests in this regard, whether by reason of Purchaser’s own business and financial expertise, the business and financial expertise of certain professional advisors unaffiliated with Chimes with whom Purchaser has consulted, or Purchaser’s preexisting business or personal relationship with Chimes or any of its officers, directors or controlling persons.

4. Informed About Chimes. Purchaser is sufficiently aware of Chimes’ business affairs and financial condition to reach an informed and knowledgeable decision to acquire the Equity Tokens. Purchaser has had opportunity to discuss the plans, operations and financial condition of Chimes with its officers, directors or controlling persons, and have received all information it deems appropriate for assessing the risk of an investment in the Equity Tokens.

5. Economic Risk. Purchaser realizes that the receipt of the Equity Tokens involves a high degree of risk, and that Chimes’s future prospects are uncertain. Purchaser is able to hold the Equity Tokens indefinitely if required, and is able to bear the loss of its entire investment in the Equity Tokens.

6. Restricted Securities. Purchaser understands that the Equity Tokens are “restricted securities” in that the sale of the Equity Tokens has not been registered under the Securities Act in reliance upon an exemption for non-public offerings. In this regard, Purchaser also understands and agrees that: (a) Purchaser must hold the Equity Tokens for a period of not less than twelve (12) months, unless any subsequent proposed resale is registered under the under the Securities Act of 1933, as amended (the “Securities Act”), or unless an exemption from registration is otherwise available (such as Rule 4(a)(6) or 144) and Chimes permits such resale and (b) Chimes is under no obligation to register any subsequent proposed resale of the Equity Tokens.

(Remainder of Page Intentionally Left Blank)

Exhibit B

RIGHT OF FIRST REFUSAL

Before any Equity Tokens acquired by the Purchaser pursuant to this Agreement (or any beneficial interest in such Equity Tokens) may be sold, transferred, encumbered or otherwise disposed of in any way (whether by operation of law or otherwise) by the Purchaser or any subsequent transferee (each a “Holder”), such Holder must first offer such Equity Tokens or beneficial interest to Chimes or its assignee as follows:

1. Notice of Proposed Transfer. The Holder shall deliver to Chimes a written notice stating: (i) the Holder’s bona fide intention to sell or otherwise transfer the Equity Tokens; (ii) the name of each proposed transferee; (iii) the number of Equity Tokens to be transferred to each proposed transferee; (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Equity Tokens; and (v) that by delivering the notice, the Holder offers all such Equity Tokens to Chimes or its assignee pursuant to this Section and on the same terms described in the notice.

2. Exercise of Right of First Refusal. At any time within 30 days after receipt of the Holder’s notice, Chimes or its assignee may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Equity Tokens proposed to be transferred to any one or more of the proposed transferees.

3. Purchase Price. The purchase price for the Equity Tokens purchased by Chimes or its assignee under this Section shall be the price listed in the Holder’s notice. If the price listed in the Holder’s notice includes consideration other than cash, the cash equivalent value of the noncash consideration shall be determined by the Board of Directors of Chimes in its sole discretion.

4. Payment. Payment of the purchase price shall be made, at the option of Chimes or its assignee, in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to Chimes or its assignee, or by any combination thereof within 30 days after receipt by Chimes of the Holder’s notice (or at such later date as is called for by such notice).

5. Holder’s Right to Transfer. If all of the Equity Tokens proposed in the notice to be transferred to a given proposed transferee are not purchased by Chimes or its assignee as provided in this Section, then the Holder may sell or otherwise transfer such Equity Tokens to that proposed transferee, provided that: (i) the transfer is made only on the terms provided for in the notice, with the exception of the purchase price, which may be either the price listed in the notice or any higher price; (ii) such transfer is consummated within 60 days after the date the notice is delivered to Chimes; (iii) the transfer is effected in accordance with any applicable securities laws, and if requested by Chimes, the Holder shall have delivered an opinion of counsel acceptable to Chimes to that effect; and (iv) the proposed transferee agrees in writing that the provisions of this Section shall continue to apply to the transferred Equity Tokens in the hands of such proposed transferee. If any Equity Tokens described in a notice are not transferred to the proposed transferee within the period provided above, then before any such Equity Tokens may be transferred, a new notice shall be given to Chimes, and Chimes or its assignees shall again be offered the right of first refusal described in this Section.

6. Exception for Certain Family Transfers. Notwithstanding anything to the contrary contained elsewhere in this Section, the transfer of any or all of the Equity Tokens during the Holder’s lifetime or on the Holder’s death by will or intestacy to the Holder’s spouse, child, father, mother, brother, sister, father- in-law, mother-in-law, brother-in-law, sister-in-law, grandfather, grandmother, grandchild, cousin, aunt, uncle, niece, nephew, stepchild, or to a trust or other similar estate planning vehicle for the benefit of the Holder or any such person, shall be exempt from the provisions of this Section; provided that, in each such case, the transferee shall agree in writing to receive and hold the Equity Tokens so transferred subject to all of the provisions of this Agreement, including but not limited to this Section, and there shall be no further transfer of such Equity Tokens except in accordance with the terms of this Section.

7. Change of Control. For purposes of this Exhibit B, a “Change of Control” means either: (i) the acquisition of Chimes by another person or entity by means of any transaction or series of related transactions (including without limitation, any reorganization, merger or consolidation or stock transfer, but excluding any such transaction effected primarily for the purpose of changing the domicile of Chimes or issuance by Chimes of its securities primarily for capital raising purposes), unless Chimes’s stockholders of record immediately prior to such transaction or series of related transactions hold, immediately after such transaction or series of related transactions, at least 50% of the voting power of the surviving or acquiring entity; or (ii) a sale of all or substantially all of the assets of Chimes.

(Remainder of Page Intentionally Left Blank)

Exhibit C

INVESTOR STATUS

The Purchaser hereby represents and warrants, pursuant to Section 2 of Exhibit A, that he, she or it is correctly and in all respects described by the category or categories set forth below directly under which the Investor or its authorized representative has signed his, her or its name (or initialed or otherwise indicated that each such category describes the Purchaser).

INVESTOR REPRESENTATIONS

Purchaser has represented and warranted on the website/platform that (i) it is either an “Accredited Investor”

(within the meaning of Rule 501 under the Securities Act) because it meets one of the following items below,

(ii)
is a Non US Person under Regulation S, or (iii) is not an Accredited Investor:1

□ (i) If an individual, Purchaser has a net worth, either individually or upon a joint basis with Purchaser’s spouse, of at least $1,000,000, or has had an individual income in excess of
$200,000 for each of the two most recent years, or a joint income with Purchaser’s spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year.


(ii) Purchaser is an irrevocable trust with total assets in excess of $5,000,000 whose purchase is directed by a person with such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment.


(iii) Purchaser is a bank, insurance company, investment company registered under Chimes Act, a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 (the “Exchange Act”), a business development company, a Small Business Investment

1 The meaning of “net worth” (for purposes of determining whether Purchaser is an “accredited investor”) means the excess of total assets at fair market value over total liabilities. For purposes of this calculation,

(a)
the amount of Purchaser’s total assets shall exclude the fair market value of Purchaser’s primary residence, and

(b)
the amount of Purchaser’s total liabilities shall include the amount of such Purchaser’s mortgage and other indebtedness that is secured by Purchaser’s primary residence which

(i)
exceeds the fair market value of Purchaser’s primary residence at the time of Purchaser’s admission to Chimes, or

(ii)
has been incurred by Purchaser within the 60 day period prior to Purchaser’s admission to Chimes and remains outstanding on the date of Purchaser’s admission to Chimes (unless such indebtedness was incurred as a result of the acquisition of Purchaser’s primary residence).

If, at the time of Purchaser’s admission to Chimes, Purchaser has mortgage and other indebtedness that is described in both of clauses (i) and (ii) above, then both amounts of indebtedness shall be included in the calculation of Purchaser’s total liabilities.

Company licensed by the United States Small Business Administration, a plan with total assets in excess of $5,000,000 established and maintained by a state for the benefit of its employees, or a private business development company as defined in Section 202(a)(22) of the United States Investment Advisers Act of 1940, as amended.


(iv) Purchaser is an employee benefit plan and either all investment decisions are made by a bank, savings and loan association, insurance company, or registered investment advisor, or Purchaser has total assets in excess of $5,000,000 or, if such plan is a self-directed plan, investment decisions are made solely by persons who are accredited investors.


(v) Purchaser is a corporation, partnership, limited liability company or business trust, not formed for the purpose of acquiring the Interests, or an organization described in Section 501(c)(3) of the Code, in each case with total assets in excess of $5,000,000.


(vi) Purchaser is an entity in which all of the equity owners, or a grantor or revocable trust in which all of the grantors and trustees, qualify under clause (i), (ii), (iii), (iv) or (v) above or this clause (vi).


(vii) Purchaser cannot make any of the representations set forth in clauses (i) through (vi) above and is therefore not an Accredited Investor.


(viii)              Purchaser is a Non-US Person under Regulation S.

Exhibit D

Purchaser shall wire funds to:

Bank:
Citibank, N.A.

Account Name:
Chimes Broadcasting, Inc. Routing (ABA):021000089
Account Number: 4993952337